Exhibit 10.10

Third Amendment to Credit Agreement and Waiver

This Third Amendment to Credit Agreement and Waiver (herein, this “Amendment”) is entered into as of November 4, 2013, by and among Trade Street Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Trade Street Residential, Inc., a Maryland corporation (“Trade Street REIT”), the other Guarantors party hereto, the Lenders party hereto and BMO Harris Bank N.A., as Administrative Agent.

Preliminary Statements

A.     The Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of January 31, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.     The Borrower has requested that Administrative Agent and the Lenders waive compliance with certain section(s) of, and make certain amendments to, the Credit Agreement as set forth below, and the Administrative Agent and the Lenders are willing to do so pursuant to the terms and conditions set forth herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.            Amendments to Credit Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.          The definitions of “Assets Under Development,” “Borrowing Base,” “Borrowing Base Requirements,” “Borrowing Base Value,” “Capitalization Rate,” “Debt Service Coverage Amount,” “Eligible Property” and “Total Asset Value” set forth in Section 5.1 of the Credit Agreement (Definitions) are amended and restated in their entirety to read as follows:

“Assets Under Development” means any real property under construction (excluding any completed Property under minor renovation).

“Borrowing Base” means, at any date of its determination, an amount equal to the lesser of (A) 75% of the Borrowing Base Value of all Eligible Properties on such date on or prior to December 31, 2014 and 65% of the Borrowing Base Value of all Eligible Properties on such date after December 31, 2014 and (B) the sum of Debt Service Coverage Amount and Interest Expense Coverage Amount of all Eligible Properties on such date.

“Borrowing Base Requirements” means at all times after June 30, 2015 with respect to the calculation of the Borrowing Base, collectively that (a) such calculation shall be based on no less than four (4) Eligible Properties; (b) the Borrowing Base Value shall be equal to or in excess of $75,000,000; and (c) no more than 35% of the Borrowing Base Value may be comprised of any one Eligible Property.

“Borrowing Base Value” means, as at any date of its determination, an amount equal to the sum of (a) for all Eligible Properties owned for more than twelve (12) months and included in the Borrowing Base for more than twelve (12) months, the quotient of (i) the Borrowing Base NOI divided by (ii) the Capitalization Rate plus (b) for all Eligible Properties owned for more than twelve (12) months but included in the Borrowing Base for less than twelve (12) months the “as-is” appraised value set forth in a current Appraisal for Stabilized Properties and the “as-stabilized” appraisal value set forth in a current Appraisal for Pre-stabilized Properties plus (c) for all Eligible Properties owned for twelve (12) months or less, the lesser of (i) for Stabilized Properties, the “as-is” appraised value set forth in a current Appraisal and for Pre-stabilized Properties, the “as-stabilized” appraised value set forth in a current Appraisal and (ii) the book value (as defined by GAAP) of any such Eligible Property; provided that Borrowing Base Value shall be reduced by excluding any value attributable to an Eligible Property that exceeds the concentration limit set forth in clause (c) of the definition of Borrowing Base Requirements and clause (h) of the definition of Eligible Property. In addition, in the case of any Eligible Property where the maximum principal liability of the applicable Guarantor owning such Eligible Property has been limited in the applicable Mortgage due to mortgage tax, the amount of Borrowing Base Value attributable to such Eligible Property shall not exceed such stated maximum principal liability. The determination of whether an Appraisal is current shall be made by the Administrative Agent.

“Capitalization Rate” means, on or prior to September 30, 2014, 6.5% for multifamily residential Properties and after September 30, 2014, 7.0% for multifamily residential Properties.

“Debt Service Coverage Amount” means the aggregate sum of, for each of the Stabilized Properties, the principal amount of the loan that would be serviced by the Borrowing Base NOI for such Stabilized Property for the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 8.5 hereof computed on an annualized basis at a debt service coverage ratio of 1.25 to 1.00 for the period through December 31, 2014 and thereafter a debt service coverage ratio of 1.35 to 1.00, with interest and principal payments (in each case assuming a 30-year amortization) at the Implied Interest Rate; provided that Borrowing Base NOI shall be reduced by excluding any Property NOI attributable to Eligible Properties that exceed the concentration limits set forth in clause (c) of the definition of Borrowing Base Requirements.

“Eligible Property” means any Property owned by the Borrower or a Guarantor which satisfies the following conditions which would permit such Property’s value to be included in the Borrowing Base Value and which is pledged as Collateral pursuant to the terms hereof:

(a)        Is real property one hundred percent (100%) owned in fee simple, individually or collectively, by the Borrower or any Guarantor;

(b)        Is a Property located in the contiguous United States;

(c)        If such Property is owned by the Borrower, (i) neither the Borrower’s beneficial ownership interest in such Property nor the Property is subject to any Lien (other than certain Permitted Liens or Liens in favor of the Administrative Agent) or to any negative pledge and (ii) the Borrower has the unilateral right to sell, transfer or otherwise dispose of such Property and to create a Lien on such Property as security for Indebtedness for Borrowed Money;

(d)        If such Property is owned by a Material Subsidiary, (i) neither the Borrower’s beneficial ownership interest in such Material Subsidiary nor the Property is subject to any Lien (other than certain Permitted Liens or Liens in favor of the Administrative Agent) or to any negative pledge, (ii) the Material Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Property and to create a Lien on such Property as security for Indebtedness for Borrowed Money, and (iii) the Material Subsidiary has provided an Additional Guarantor Supplement or other Guaranty to the Administrative Agent pursuant to Section 4.2 hereof;

(e)        The Administrative Agent shall have received to the extent requested historic operating statements for such Property for the previous three (3) years, if available, and historic rent rolls for such Property for the previous one (1) year, if available;

(f)        That such Property, based on the Borrower’s or any Material Subsidiary’s actual knowledge, is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property;

(g)        For each such Property, the Borrower, to the extent not previously provided, shall have delivered to the Administrative Agent a copy, certified as true and correct by the Borrower, of each of the following: if the Property Owner is not the Borrower, the Property Owner’s articles of incorporation, by-laws, partnership agreements, operating agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership, corporate or limited liability company, as applicable, authorizations authorizing the execution, delivery and performance of the Additional Guarantor Supplement all certified to be true and complete by a duly authorized officer of such Property Owner;

(h)        The Property is a Stabilized Property or a Pre-stabilized Property but is not an Asset Under Development, provided that no more than two (2) Pre-stabilized Properties shall be Eligible Properties and included in the Borrowing Base at any one time;

(i)         The Property is encumbered by a Mortgage in favor of the Administrative Agent for the benefit of the Lenders and the applicable Eligible Property Operating Account is encumbered by a Security Agreement re: Operating Account in favor of the Administrative Agent for the benefit of the Lenders; and

(j)         The Administrative Agent has received the Required Diligence for the Property.

“Total Asset Value” means an amount equal to the sum of (a) for all Eligible Properties valued at their appraised value for purposes of computing their Borrowing Base Value, the “as-is” appraised value set forth in a current Appraisal for Stabilized Properties and the “as-stabilized” appraised value set forth in a current Appraisal for Pre-stabilized Properties, (b) for all other Properties owned for more than twelve (12) months, the quotient of (i) the Property NOI from such Properties divided by (ii) the Capitalization Rate plus (c) for all Properties owned for twelve (12) months or less, the book value (as defined in GAAP) of any such property plus (d) the aggregate book value of all Land Assets, mortgage or mezzanine loans, notes receivable and/or Assets Under Development plus (e) unrestricted cash, unrestricted cash equivalents and marketable securities owned by the Borrower and its Subsidiaries as of the end of such fiscal quarter, provided that the amount added to Total Asset Value for unrestricted cash, unrestricted cash equivalents and marketable securities shall not exceed 5% of Total Asset Value.

1.2.          Section 5.1 of the Credit Agreement (Definitions) is hereby amended to add the following definitions:

“Implied Interest Rate” means, as of the date of determination, the greatest of (i) 5.50% per annum, (ii) the per annum interest rate on a Eurodollar Loan with an Interest Period of one (1) month (including the Applicable Margin) and (iii) the 10-year Treasury Rate plus 2.50%.

“Interest Expense Coverage Amount” means the aggregate sum of, for each of the Pre-stabilized Properties included in the Borrowing Base for less than twelve (12) months, the principal amount of the loan that would be serviced by the Borrowing Base NOI for such Pre-stabilized Property for the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 8.5 hereof computed on an annualized basis at an interest expense coverage ratio of 1.25 to 1.00 for the period through December 31, 2014 and thereafter an interest expense coverage ratio of 1.35 to 1.00, with interest payments at the Implied Interest Rate; provided that Borrowing Base NOI shall be reduced by excluding any Property NOI attributable to Eligible Properties that exceed the concentration limits set forth in clause (c) of the definition of Borrowing Base Requirements.

“Pre-stabilized Property” means a property that has been completed for less than 12 months and has not yet reached 90% occupancy, provided, after 12 months of completion, a property previously deemed as a Pre-Stabilized Property shall be considered a Stabilized Property even if the property has not yet reached 90% occupancy.

“Stabilized Property” means a property that has i) been completed for over 12 months or ii) been completed for less than 12 months, but has reached 90% occupancy.

“Treasury Rate” means the “weekly average yield” on United States Treasury Securities adjusted to a constant maturity of ten (10) years, as published in the Federal Reserve Statistical Release (“Release”) seven (7) Business Days prior to the date of determination, provided that, if the Release is no longer published, a reasonable equivalent substitute therefor as may be selected by Lender in its discretion is utilized, and further provided that if the Release is not published seven (7) Business Days prior to the date of determination, then the Release as published on the most recent date prior thereto is utilized.

1.3           Section 8.20(a) of the Credit Agreement (Maximum Total Indebtedness to Total Asset Value Ratio) is amended and restated in its entirety to read as follows:

(a) Maximum Total Indebtedness to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Borrower through December 31, 2014, the Borrower shall not permit the ratio of Total Indebtedness to Total Asset Value for the applicable Fiscal Quarter then ended computed on an annualized basis to be greater than 0.70 to 1.00 and as of the last day of each Fiscal Quarter thereafter, the Borrower shall not permit the ratio of Total Indebtedness to Total Asset Value for the applicable Fiscal Quarter then ended computed on an annualized basis to be greater than 0.65 to 1.00.

1.4.          The table set forth in Section 8.20(b) of the Credit Agreement (Minimum Adjusted EBITDA to Fixed Charges Ratio) is amended and restated in its entirety to read as follows:

Fiscal Quarter ending	Ratio
December 31, 2012 through and including December 31, 2014	1.15 to 1.00
March 31, 2015 through and including September 30, 2015	1.25 to 1.00
December 31, 2015 and thereafter	1.50 to 1.00

1.5.          Section 8.25 of the Credit Agreement (Restricted Payments) is amended and restated in its entirety to read as follows:

Section 8.25. Restricted Payments. The Borrower shall not, nor shall it permit Trade Street REIT or any Subsidiary to declare or make any Restricted Payment; provided that (i) Trade Street REIT and the Borrower may declare or make cash distributions to its stockholders or unit holders, respectively, (a) through December 31, 2014, in such amounts as Trade Street REIT and the Borrower may determine in the exercise of their good faith business judgment and (b) commencing January 1, 2015 and thereafter, in an aggregate amount for any Fiscal Quarter not to exceed the greater of (1) ninety five percent (95%) of the Borrower’s Funds from Operations or (2) the amount equivalent to be distributed for Trade Street REIT to maintain its status as a REIT under the Code, (ii) any Subsidiary may make Restricted Payments to the Borrower, and (iii) the Borrower and Trade Street REIT may exercise any redemption or conversion rights with respect to the equity interests of the Borrower or Trade Street REIT in accordance with the terms of the governing documents setting out any such rights.

1.6           Schedule I to Exhibit D of the Credit Agreement (Compliance Certificate) is amended and restated in its entirety to read as set forth on Schedule I to Compliance Certificate attached hereto and made a part hereof.

1.7           Exhibit H of the Credit Agreement (Borrowing Base Certificate) is amended and restated in its entirety to read as set forth on Exhibit H attached hereto and made a part hereof.

Section 2.            Waivers.

2.1.          The Borrower has requested that the Administrative Agent and the Lenders not require compliance with the ninety-five percent (95%) restriction in the exception to the Restricted Payments covenant set forth in Section 8.25 of the Credit Agreement for the reporting periods ending December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013 (such covenant, solely for such periods, being referred to herein collectively as the “Specified Covenant Requirements”).

2.2.          Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Lenders and the Administrative Agent hereby waive the requirement of compliance with the Specified Covenant Requirements and any Event of Default arising solely from the Specified Covenant Requirements. The Borrower and the Guarantors acknowledge that the waivers under this Section 2 are specifically limited to the Specified Covenant Requirements and any Event of Default arising solely from the Specified Covenant Requirements. Except as specifically waived hereby, all terms and conditions of the Credit Agreement shall stand and remain in full force and effect.

Section 3.            Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.         The Borrower, the Guarantors, the Administrative Agent and the Lenders shall have executed and delivered this Amendment.

3.2.         Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 4.            Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower and the Guarantors hereby represent to the Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the amendments and waivers set forth in Sections 1 and 2 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct, except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial reports of the Borrower delivered to the Lenders, and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 5.            Miscellaneous.

5.1.          The Borrower and the Guarantors heretofore executed and delivered to the Administrative Agent and the Lenders certain Mortgages and Security Agreements re: Operating Accounts (collectively, the “Collateral Documents”). The Borrower and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and the Lenders thereunder, the obligations of the Borrower and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2.          By executing this Amendment in the place provided for that purpose below, each Guarantor hereby consents to the amendment to the Credit Agreement as set forth herein and confirms that its obligations thereunder (including without limitation its obligations as a Guarantor pursuant to Section 13 of the Credit Agreement) remain in full force and effect. Each Guarantor further agrees that the consent of such Guarantor to any further amendments to the Credit Agreement (other than Section 13 thereof) or any other Loan Document shall not be required as a result of this consent having been obtained.

5.3.          Except as specifically amended or waived herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Collateral Documents, the Notes or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.4.          The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the reasonable fees and expenses of counsel for the Administrative Agent.

5.5.          This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format file (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

[Signature Pages to Follow]

This Third Amendment to Credit Agreement is entered into as of the date and year first above written.

“Borrower”

Trade Street Operating Partnership, LP,
a Delaware limited partnership

By:	Trade Street OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	Trade Street Residential, Inc., a Maryland
corporation, its sole member

By:	/s/ Richard Ross
	Name:	Richard Ross
	Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

“Administrative Agent”

BMO Harris Bank N.A., as Administrative Agent

By:	/s/ Kim Liautaud
	Name:	Kim Liautaud
	Title:	Director

“Lender”

BMO Harris Bank N.A., as a Lender and Swing Line Lender

By:	/s/ Kim Liautaud
	Name:	Kim Liautaud
	Title:	Director

[Signature Page to Third Amendment to Credit Agreement]

“Guarantors”

Trade Street Residential, Inc.,
a Maryland corporation

By:
Name:
Title:

BSF-Arbors River Oaks, LLC,
a Florida limited liability company

By:	TS Manager, LLC, a Florida limited
liability company, its manager

By:
Name:
Title:

[Signature Page to Third Amendment to Credit Agreement]

Schedule I

to Compliance Certificate

_________________________________________________

Compliance Calculations

for Credit Agreement dated as of January 31, 2013

Calculations as of _____________, _______

A. Maximum Total Indebtedness to Total Asset Value Ratio (Section 8.20(a))
1. Total Indebtedness	$___________
2. Total Asset Value as calculated on Exhibit A hereto	___________
3. Ratio of Line A1 to A2	____:1.00
4. Line A3 must not exceed	0.70:1.00 (through December 31, 2014) 0.65:1.00 (after December 31, 2014)
5. The Borrower is in compliance (circle yes or no)	yes/no
B. Minimum Adjusted EBITDA to Fixed Charges Ratio (Section 8.20(b))
1. Net Income	$___________
2. Depreciation and amortization expense	___________
3. Interest Expense	___________
4. Income tax expense	___________
5. Extraordinary, unrealized or non-recurring losses	___________
6. Extraordinary, unrealized or non-recurring gains	___________
7. Income tax benefits	___________
8. Sum of Lines B1, B2, B3, B4 and B5	___________
9. Sum of Lines B6 and B7	___________
10. Line B8 minus Line B9 (“EBITDA”)	___________
11. Annual Capital Expenditure Reserve
12. Line B10 minus Line B11 (“Adjusted EBITDA”)

13. Interest Expense	___________
14. Principal Amortization Payments	___________
15. Dividends	___________
16. Income Taxes Paid	___________
17. Sum of Lines B13, B14, B15 and B16 (“Fixed Charges”)	___________
18. Ratio of Line B12 to Line B17	____:1.00
19. Line B18 shall not be less than	1.15:1.00 (December 31, 2012 through December 31, 2014) 1.25:1.00 (March 31, 2015 through September 30, 2015) 1.50:1.00 (December 31, 2015 and thereafter)
20. The Borrower is in compliance (circle yes or no)	yes/no
C. Tangible Net Worth (Section 8.20(c))
1. Tangible Net Worth	$___________
2. Aggregate net proceeds of Stock and Stock Equivalent offerings	___________
3. 75% of Line C2	___________
4. $26,954,678.00 plus Line C3	___________
5. Line C1 shall not be less than Line C4
6. The Borrower is in compliance (circle yes or no)	yes/no
D. Investments - Joint Ventures (Section 8.8(i))
1. Cash Investments in Joint Ventures	$___________
2. Total Asset Value	___________
3. Line D1 divided by Line D2	___________
4. Line D3 shall not exceed 15% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no

E. Investments - Assets Under Development (Section 8.8(j))
1. Assets Under Development	$___________
2. Total Asset Value	___________
3. Line E1 divided by Line E2	___________
4. Line E3 shall not exceed 15% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no
F. Investments - Mortgage Loans, Mezzanine Loans and Notes Receivable (Section 8.8(k))
1. Mortgage Loans, Mezzanine Loans and Notes Receivable	$___________
2. Total Asset Value	___________
3. Line F1 divided by Line F2	___________
4. Line F3 shall not exceed 5% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no
G. Investments - Land Assets (Section 8.8(l))
1. Land Assets	$___________
2. Total Asset Value	___________
3. Line G1 divided by Line G2	___________
4. Line G3 shall not exceed 17.5% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no
H. Aggregate Investment Limitation to Total Asset Value (Section 8.8)
1. Sum of Lines D1, E1, F1 and G1	$___________
2. Total Asset Value	____________
3. Line H1 divided by Line H2	___________
4. Line H3 shall not exceed 30% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no

Exhibit H

Borrowing Base Certificate

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below.

Pursuant to the terms of the Credit Agreement dated as of January 31, 2013, among us (the “Credit Agreement”), we submit this Borrowing Base Certificate to you and certify that the calculation of the Borrowing Base set forth below and on any Exhibits to this Certificate is true, correct and complete as of the Borrowing Base Determination Date.

A.     Borrowing Base Determination Date: __________________ ____, 20___.

B.      The Borrowing Base and Revolving Credit Availability as of the Borrowing Base Determination Date is calculated as:

1. Borrowing Base Value as calculated on Exhibit A hereto	$_________________
2. The Product of Line 1 and 75% (or 65% after December 31, 2014)	$_________________
3. Debt Service Coverage Amount of all Stabilized Properties as calculated on Exhibit B hereto	$_________________
4. Interest Expense Coverage Amount of all Pre-stabilized Properties as calculated on Exhibit B hereto	$_________________
5. Sum of Line 3 and Line 4	$_________________
6. The lesser of Line 2 and Line 5 (the “Borrowing Base”) (Line 6 not to exceed Revolving Credit Commitment)	$_________________
7. Aggregate Revolving Loans and Swing Loans	$_________________
8. Line 6 minus Line 7 (the “Revolving Credit Availability”)	$_________________

The foregoing certifications, together with the computations set forth in Schedule I hereto are made and delivered this ______ day of __________________ 20___.

Trade Street Operating Partnership, LP,

By:	Trade Street OP GP, LLC,
its general partner

By:	Trade Street Residential, Inc., a Maryland
corporation, its sole member

By:
Name:
Title:

Exhibit A to Borrowing Base Certificate

of Trade Street Operating Partnership, LP

This Exhibit A is attached to the Borrowing Base Certificate of Trade Street Operating Partnership, LP for the Borrower Base Determination Date of ___________ ____, 20___ and delivered to BMO Harris Bank N.A., as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Borrowing Base Value as of the Borrowing Base Determination Date set forth above:

[Attach Schedule with exclusions for concentration limit]

Borrowing Base Value of all Eligible Properties: $__________

Borrowing Base Requirements:

A. Number of Properties
1. The number of Eligible Properties	___________
2. Line A1 shall not be less than 4 after June 30, 2015
3. The Borrower is in compliance (circle yes or no)	yes/no
B. Borrowing Base Value
1. Borrowing Base Value	$___________
2. Line B1 shall not be less than $75,000,000 after June 30, 2015
3. The Borrower is in compliance (circle yes or no)	yes/no
C. Individual Eligible Property Value
1. The Percentage of Borrowing Base Value of each Eligible Property is set forth on the attached Schedule and the Borrowing Base Value for any Eligible Property is set forth on the attached Schedule.
2. No Eligible Property comprises more than 35% of Borrowing Base Value after June 30, 2015
3. The Borrower is in compliance (circle yes or no)	yes/no

Schedule to Exhibit A

Exhibit B to Borrowing Base Certificate

of Trade Street Operating Partnership, LP

This Exhibit B is attached to the Borrowing Base Certificate of Trade Street Operating Partnership, LP, for the Borrowing Base Determination Date of __________ ___, 20__ and delivered to BMO Harris Bank N.A., as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Debt Service Coverage Amount of all Stabilized Properties and Interest Expense Coverage Amount of all Pre-stabilized Properties as of the Borrowing Base Determination Date set forth above:

Stabilized Properties	Debt Service Coverage Amount as Calculated on Annex I to this Exhibit B
$__________
$__________
$__________
$__________

Pre-stabilized Properties	Interest Expense Coverage Amount as Calculated on Annex I to this Exhibit B
$__________
$__________
$__________
$__________

Total Debt Service Coverage Amount and Interest Expense Coverage Amount of all Eligible Properties: $__________

Annex I to Exhibit B to Borrowing Base Certificate

of Trade Street Operating Partnership, LP

[Borrower to Insert Calculation of Debt Service Coverage Amount and Interest Expense Coverage Amount for each Eligible Property with concentration limit exclusions]